Exhibit 99.1

ACETO Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”
NEWS RELEASE

FOR IMMEDIATE RELEASE

ACETO Reports Third Quarter Fiscal 2015 Results

PORT WASHINGTON, N.Y., May 7, 2015 -- ACETO Corporation (Nasdaq:ACET), a global leader in the marketing, sale and distribution of products for Human Health, Pharmaceutical Ingredients and Performance Chemicals, announced today financial results for the third quarter of fiscal 2015 ended March 31, 2015.

Third Quarter Fiscal 2015 versus Third Quarter Fiscal 2014

•	Net sales of $145.8 million versus $124.8 million, a 16.8% increase
•	Gross profit of $36.6 million versus $25.0 million, a 46.6% increase
•	Net income of $8.4 million versus $5.4 million, a 57.0% increase
•	Diluted EPS of $0.29 versus $0.19, a 52.6% increase
•	Non-GAAP Adjusted Net Income of $10.0 million versus $6.9 million, a 45.8% increase
•	Non-GAAP Adjusted EPS of $0.34 versus $0.24, a 41.7% increase

Management Commentary

“Overall, we are pleased with our third quarter results. Quarterly growth in net sales, gross profit and gross margin was once again led by strong results in our Human Health segment. As a result, net income, earnings per share and profit margins grew nicely year-over-year despite continued softness in our Nutritional products business, lower than expected new product launches this year and a $0.03 per share adverse impact related to the weakening Euro,” said Sal Guccione, Chief Executive Officer of ACETO. “For the first nine months of fiscal 2015, our Human Health and Pharmaceutical Ingredients segments together accounted for more than two-thirds of net sales and 75% of gross profit, showing ACETO’s continued progress towards becoming a human-health focused company.”

“Human Health sales increased by nearly 66% in the quarter, driven primarily by the acquisition of PACK Pharmaceuticals. Pharmaceutical Ingredients saw lower sales and profits due to decreased sales of active pharmaceutical ingredients, particularly in Europe, where a strong dollar versus the euro created a significant headwind for us. Performance Chemicals revenue and profitability posted double-digit gains versus a year ago largely reflecting a more favorable mix of higher margin products,” Mr. Guccione added.

1

“Looking at the quarterly pattern to date for fiscal 2015, net income and earnings per share results for the third quarter were, as expected, higher than either the first or second quarter of this year. Further, we continue to expect the fourth quarter to be the highest quarterly contributor to net income and earnings per share for fiscal 2015.   On a constant currency basis, we continue to expect sales and earnings per share growth for fiscal 2015 to be in the mid-to-upper single digit range, despite the slowness in new product approvals and nutritionals. However, on a reported basis, we now expect sales and earnings per share growth to be in the mid-single digit range for fiscal 2015,” concluded Mr. Guccione.

Third Quarter Financial Review

Net sales for the third quarter of fiscal 2015 were $145.8 million, an increase of 16.8% from $124.8 million reported in the third quarter of fiscal 2014. Total company gross profit was $36.6 million, an increase of 46.6%, compared to $25.0 million in the third quarter of fiscal 2014. Gross margin for the third quarter was 25.1% compared to 20.0% in the prior year period.

Human Health segment sales were $56.3 million, an increase of 65.9%, compared to $33.9 million for the third quarter of fiscal 2014. The sales increase was primarily due to an increase in sales at Rising resulting from the acquisition of PACK Pharmaceuticals on April 30, 2014. Nutritional product sales both in the U.S. and abroad were lower due to soft reorders resulting from high customer inventory levels, as well as from increased competition. Gross profit for the Human Health segment was $20.0 million, an increase of 98.1%, compared to $10.1 million for the third quarter of fiscal 2014. Gross margin for the third quarter was 35.4%, compared to 29.7% in the prior year period. The increase in gross margin was primarily due to the acquisition of PACK, as well as price increases on certain Rising products.

Pharmaceutical Ingredients segment sales were $40.5 million, a decrease of 15.2%, compared to $47.8 million for the third quarter of fiscal 2014. Gross profit was $6.7 million, a decrease of 9.9%, compared to $7.4 million for the third quarter of fiscal 2014. Gross margin for the third quarter was 16.5%, compared to 15.5% in the prior year period.  The segment’s sales and gross profits were adversely affected by the weakening of the Euro as well as slower sales of certain active pharmaceutical ingredients, offset by improved mix.  The impact of the Euro rate variance for the quarter compared to last year’s quarter was $4.3 million in sales and $0.7 million in gross profit.

Performance Chemicals segment sales were $48.9 million, an increase of 13.7%, compared to $43.0 million for the third quarter of fiscal 2014, primarily due to higher sales of agricultural, dye and pigment intermediates and agricultural protection products versus 2014. Gross profit was $10.0 million, an increase of 33.3%, compared to $7.5 million for the third quarter of fiscal 2014, due to the higher agricultural sales. Gross margin was 20.4% for the third quarter compared to 17.4% in the prior year period.

Total selling, general and administrative expenses were $19.1 million compared to $16.4 million in the same period last year, a 16.4% increase. Selling, general and administrative expenses included $2.4 million of SG&A expenses from PACK Pharmaceuticals, of which $1.2 million was amortization expense related to acquired intangible assets. Research and Development expenses in the third quarter totaled $2.1 million compared to $1.5 million in the prior year period. The majority of R&D expenses are milestone based, and will fluctuate quarterly.

2

Operating income totaled $15.4 million, an increase of 118% versus the third quarter of fiscal 2014. An expense of $1.4 million, or approximately $0.03 per diluted share, was recorded in the quarter for unrealized foreign exchange losses related to the strengthening of the US dollar compared to the Euro. Interest expense was $1.0 million compared to $0.3 million in the prior year period reflecting higher average balances outstanding under the credit agreement entered into in connection with the purchase of PACK Pharmaceuticals. Net income was $8.4 million, or $0.29 per diluted share, compared to net income of $5.4 million, or $0.19 per diluted share, for the comparable quarter of fiscal 2014. Non-GAAP Adjusted Net Income was $10.0 million in the third quarter, compared to $6.9 million in the prior period, a 45.8% increase. Non-GAAP Adjusted Earnings per Share were $0.34, compared to $0.24 in the year ago third quarter, a 41.7% increase.

Conference Call

Management will host a conference call to discuss the operating and financial results at 9:00 a.m. ET on Friday, May 8, 2015.  To participate in the conference call, please dial (866) 297-6395 or (847) 944-7317 approximately 10 minutes prior to the call. Please reference conference ID # 39551293.

A live webcast of the conference call will be available in the Investor Relations section of the Company’s website, www.aceto.com.  Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

A telephone replay of the conference call will be available from 11:30 a.m. ET on May 08, 2015 until 11:59 p.m. ET on May 15, 2015 and may be accessed by calling (888) 843-7419 and reference conference ID # 39551293.  An archived replay of the conference call will also be available in the investor relations section of the Company’s website.

Use of Non-GAAP Financial Information

In addition to U.S. GAAP results, this press release also includes certain non-GAAP financial measures as defined by the SEC. This measure, Adjusted Net Income, represents net income excluding amortization of intangibles, debt extinguishment and transaction costs related to acquisitions.  These items should not be reviewed in isolation or considered substitutes of the Company’s financial results as reported in accordance with GAAP.  Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company’s financial results reported in accordance with GAAP.  The exclusion of these items also allows investors to compare results of operations in the current period to prior periods’ results based on the Company’s fundamental business performance and analyze the operating trends of the business.  The exclusion of these items also allows management to evaluate the performance of its business units.

3

Pursuant to the requirements of Regulation G, reconciliations of Adjusted Net Income to U.S. GAAP net income are presented in the table Non-GAAP Reconciliation of this press release.

About ACETO

ACETO Corporation, incorporated in 1947, is a global leader in the marketing, sale and distribution of products for Human Health (finished dosage form generics and nutraceutical products), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products). With business operations in nine countries, ACETO distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries. ACETO’s global operations, including a staff of 25 in China and 12 in India, are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities.

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this news release may not occur.  Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth.   ACETO cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond ACETO’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO’s Annual Report or Form 10-K for the fiscal year ended June 30, 2014 and other filings. Copies of these filings are available at www.sec.gov.

4

Any one or more of these uncertainties, risks and other influences could materially affect ACETO’s results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate. In addition, periodic high-margin product sales may have a positive material financial impact in a given quarter that may be non-recurring in future quarters, thereby rendering one quarter’s performance not useful as a predictor of future quarters’ results.  ACETO’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:
LHA
Jody Burfening
jburfening@lhai.com
(212) 838-3777

(Financial Tables Follow)

5

Aceto Corporation and Subsidiaries
Consolidated Statements of Income
(in thousands, except per share amounts)

	(unaudited)		(unaudited)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
Net sales	$145,796	$124,830	$400,364	$370,599
Cost of sales	109,198	99,867	306,096	284,918
Gross profit	36,598	24,963	94,268	85,681
Gross profit %	25.10%	20.00%	23.55%	23.12%

Selling, general and administrative expenses	19,067	16,381	56,320	47,212
Research and development expenses	2,101	1,504	3,223	3,232
Operating income	15,430	7,078	34,725	35,237

Other (expense) income, net of interest expense	(1,804)	826	(2,969)	971

Income before income taxes	13,626	7,904	31,756	36,208
Income tax provision	5,215	2,548	11,909	12,762
Net income	$8,411	$5,356	$19,847	$23,446

Net income per common share	$0.29	$0.19	$0.69	$0.84

Diluted net income per common share	$0.29	$0.19	$0.68	$0.82

Weighted average shares outstanding:
Basic	28,773	28,087	28,710	27,888
Diluted	29,267	28,606	29,216	28,470

6

Aceto Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per-share amounts)

	(unaudited)
	March 31, 2015	June 30, 2014

Assets
Current Assets:
Cash and cash equivalents	$33,709	$42,897
Investments	1,834	746
Trade receivables: less allowances for doubtful accounts: March 31, 2015 $764; and June 30, 2014 $517	149,766	122,694
Other receivables	8,904	5,288
Inventory	97,216	100,683
Prepaid expenses and other current assets	2,757	3,556
Deferred income tax asset, net	1,361	490

Total current assets	295,547	276,354

Property and equipment, net	10,775	11,573
Property held for sale	5,848	5,848
Goodwill	67,848	66,516
Intangible assets, net	81,463	87,955
Deferred income tax asset, net	11,518	11,605
Other assets	8,622	8,133

Total Assets	$481,621	$467,984

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$9,697	$8,343
Accounts payable	55,836	48,716
Accrued expenses	62,610	61,464
Total current liabilities	128,143	118,523

Long-term debt	97,510	97,158
Long-term liabilities	10,405	11,634
Environmental remediation liability	5,210	7,079
Deferred income tax liability	6	6
Total liabilities	241,274	234,400

Commitments and contingencies

Shareholders’ equity:
Preferred stock, 2,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value:(40,000 shares authorized; 29,117 and 28,772 shares issued and outstanding at March 31, 2015 and June 30, 2014, respectively)	291	288
Capital in excess of par value	92,329	87,156
Retained earnings	155,325	140,768
Accumulated other comprehensive (loss) income	(7,598)	5,372
Total shareholders’ equity	240,347	233,584

Total liabilities and shareholders’ equity	$481,621	$467,984

7

Aceto Corporation
Diluted Net Income Per Common Share Excluding Charges (Non-GAAP Reconciliation)
(in thousands, except per share amounts)

	(unaudited) Three Months Ended March 31, 2015	(unaudited) Diluted Net Income Per Common Share Three Months Ended March 31, 2015	(unaudited) Three Months Ended March 31, 2014	(unaudited) Diluted Net Income Per Common Share Three Months Ended March 31, 2014	(unaudited) Nine Months Ended March 31, 2015	(unaudited) Diluted Net Income Per Common Share Nine Months Ended March 31, 2015	(unaudited) Nine Months Ended March 31, 2014	(unaudited) Diluted Net Income Per Common Share Nine Months Ended March 31, 2014

Net income, as reported	$8,411	$0.29	$5,356	$0.19	$19,847	$0.68	$23,446	$0.82

Adjustments:

Amortization	2,564	0.08	1,482	0.05	7,726	0.26	4,383	0.15
Transaction costs related to acquisitions	-	-	988	0.03	-	-	1,588	0.06
Separation and relocation costs	-	-	-	-	99	0.00	-	-
Step-up of inventory	-	-	-	-	209	0.01	-	-

Adjusted income excluding charges	10,975	0.37	7,826	0.27	27,881	0.95	29,417	1.03
Adjustments to provision for income taxes	934	0.03	939	0.03	3,013	0.10	2,269	0.08

Adjusted net income (Non-GAAP)	$10,041	$0.34	$6,887	$0.24	$24,868	$0.85	$27,148	$0.95

Diluted weighted average shares outstanding	29,267	29,267	28,606	28,606	29,216	29,216	28,470	28,470

NOTE:  Items identified in the above table are not in accordance with, or an alternative method for, generally accepted accounting principles (GAAP) in the United States. These items should not be reviewed in isolation or considered substitutes of the Company’s financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company’s financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior period’s results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate performance of its business units.

8